Verisign Reports Third Quarter 2018 Results

RESTON, VA - Oct. 25, 2018 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and internet security, today reported financial results for the third quarter of 2018.

Third Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $306 million for the third quarter of 2018, up 4.6 percent from the same quarter in 2017. Verisign reported net income of $138 million and diluted earnings per share (diluted “EPS”) of $1.13 for the third quarter of 2018, compared to net income of $115 million and diluted EPS of $0.93 for the same quarter in 2017. The operating margin was 63.8 percent for the third quarter of 2018 compared to 61.9 percent for the same quarter in 2017.

Third Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $151 million and diluted EPS of $1.23 for the third quarter of 2018, compared to net income of $124 million and diluted EPS of $1.00 for the same quarter in 2017. The non-GAAP operating margin was 68.7 percent for the third quarter of 2018 compared to 66.7 percent for the same quarter in 2017. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this news release.

“The continued dedication of our teams to protecting and managing our business has yielded another solid quarter,” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.
On Oct. 24, 2018, Verisign entered into an agreement with NeuStar, Inc. (“Neustar”) to sell the rights, economic benefits, and obligations, in all customer contracts related to its Security Services business. The transaction includes the sale of customer agreements related to Verisign’s Distributed Denial of Service Protection, Managed Domain Name System (“DNS”), DNS Firewall, and Recursive DNS services. Verisign will retain its proprietary technology, network assets, critical infrastructure, software, and public DNS service to focus solely on supporting Verisign’s core mission: ensuring the security, stability, and resiliency of our core infrastructure. As part of the transaction, Verisign will continue to support the Security Services customers during the transition to Neustar, pursuant to a transition services agreement that is expected to be executed at closing. The transaction is subject to customary regulatory approval and is expected to close shortly following the receipt of such approval. The purchase price, subject to a cap of $120 million, consists of a payment of $50 million, due at the time of closing, plus an additional contingent amount, due after the first anniversary of closing. The additional contingent amount, which cannot be negative, is based upon, among other things, the successful transition of customers to Neustar during the 12-month period following closing.

In commenting on the transaction, Jim Bidzos added: “Verisign is committed to focusing on its core mission of providing critical internet infrastructure, including Root Zone management, operation of 2 of the 13 global internet root servers, operation of .gov and .edu, and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. For this reason, Verisign is transitioning its Security Services customers to Neustar.”

Financial Highlights

•	Verisign ended the third quarter with cash, cash equivalents and marketable securities of $1.18 billion, a decrease of $1.24 billion from year-end 2017.

•	Cash flow from operating activities was $187 million for the third quarter of 2018, compared with $175 million for the same quarter in 2017.

•	Deferred revenues on Sept. 30, 2018, totaled $1.02 billion, an increase of $25 million from year-end 2017.

•
During the third quarter, Verisign repurchased 1.1 million shares of its common stock for $175 million. At Sept. 30, 2018, $638 million remained available and authorized under the current share repurchase program which has no expiration.

Business Highlights

•
Verisign ended the third quarter with 151.7 million .com and .net domain name registrations in the domain name base, a 4.0 percent increase from the end of the third quarter of 2017, and a net increase of 1.99 million during the third quarter of 2018.

•	In the third quarter, Verisign processed 9.5 million new domain name registrations for .com and .net, compared to 8.9 million for the same quarter in 2017.

•
The final .com and .net renewal rate for the second quarter of 2018 was 75.0 percent compared with 74.0 percent for the same quarter in 2017. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial information in quarterly earnings news releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on the contingent interest derivative on the subordinated convertible debentures, non-cash interest expense through June 30, 2018, and loss on debt extinguishment. Non-GAAP net income is decreased by amounts accrued for contingent interest payable through Aug. 15, 2017, related to the subordinated convertible debentures, and is adjusted for an income tax rate of 22 percent starting from the first quarter of 2018, 25 percent for the second through the fourth quarters of 2017, and 26 percent for the first quarter of 2017, all of which differ from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s senior notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized gain / loss on hedging agreements, gain on the sale of a business, and loss on debt extinguishment.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP.

The tables appended to this release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the third quarter 2018 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4776 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.Verisign.com. An audio archive of the call will be available at https://investor.Verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.Verisign.com.

About Verisign
Verisign, a global leader in domain names and internet security, enables internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key internet infrastructure and services, including the .com and .net domains and two of the internet’s root servers, as well as performs the root zone maintainer function for the core of the internet’s Domain Name System (DNS). Verisign’s Security Services include Distributed Denial of Service Protection and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; risks arising from our operation of two root zone servers and our performance of the Root Zone Maintainer functions; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; the possibility of system interruptions or failures; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; and the impact of unfavorable tax rules and regulations. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2017, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-3800

©2018 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$231,571	$465,851
Marketable securities	947,395	1,948,900
Other current assets	57,016	31,402
Total current assets	1,235,982	2,446,153
Property and equipment, net	256,269	263,513
Goodwill	52,527	52,527
Deferred tax assets	167,772	15,392
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	27,078	18,603
Total long-term assets	648,646	495,035
Total assets	$1,884,628	$2,941,188
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$176,121	$219,603
Deferred revenues	737,515	713,309
Subordinated convertible debentures	—	627,616
Total current liabilities	913,636	1,560,528
Long-term deferred revenues	286,735	286,097
Senior notes	1,784,417	1,782,529
Deferred tax liabilities	—	444,108
Other long-term tax liabilities	300,941	128,197
Total long-term liabilities	2,372,093	2,640,931
Total liabilities	3,285,729	4,201,459
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 352,260 at September 30, 2018 and 325,218 at December 31, 2017; Outstanding shares: 121,158 at September 30, 2018 and 97,591 at December 31, 2017	352	325
Additional paid-in capital	15,873,534	16,437,135
Accumulated deficit	(17,271,984)	(17,694,790)
Accumulated other comprehensive loss	(3,003)	(2,941)
Total stockholders’ deficit	(1,401,101)	(1,260,271)
Total liabilities and stockholders’ deficit	$1,884,628	$2,941,188

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$305,777	$292,428	$907,517	$869,594
Costs and expenses:
Cost of revenues	48,249	47,333	143,766	145,646
Sales and marketing	13,868	18,667	47,712	56,463
Research and development	13,712	12,715	42,842	39,569
General and administrative	34,951	32,654	99,771	96,626
Total costs and expenses	110,780	111,369	334,091	338,304
Operating income	194,997	181,059	573,426	531,290
Interest expense	(22,631)	(37,756)	(92,211)	(95,869)
Non-operating income, net	5,935	6,241	14,399	21,544
Income before income taxes	178,301	149,544	495,614	456,965
Income tax expense	(40,621)	(34,645)	(95,320)	(102,554)
Net income	137,680	114,899	400,294	354,411
Other comprehensive income	(322)	(264)	(62)	299
Comprehensive income	$137,358	$114,635	$400,232	$354,710

Earnings per share:
Basic	$1.13	$1.15	$3.60	$3.51
Diluted	$1.13	$0.93	$3.25	$2.85
Shares used to compute earnings per share
Basic	121,682	99,614	111,046	101,036
Diluted	122,261	124,074	123,079	124,162

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$400,294	$354,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	36,450	37,665
Stock-based compensation	41,406	40,043
Loss on debt extinguishment	6,554	—
Gain on sale of business	—	(10,421)
Amortization of debt discount and issuance costs	6,428	10,827
Amortization of discount on investments in debt securities	(12,746)	(9,092)
Other, net	1,770	150
Changes in operating assets and liabilities:
Other assets	(6,917)	4,566
Accounts payable and accrued liabilities	(29,478)	(24,756)
Deferred revenues	24,844	32,790
Net deferred income taxes and other long-term tax liabilities	10,662	67,385
Net cash provided by operating activities	479,267	503,568
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	3,081,702	3,895,675
Purchases of marketable securities	(2,067,498)	(4,398,787)
Purchases of property and equipment	(29,597)	(40,609)
Other investing activities	(160)	11,748
Net cash provided by (used in) investing activities	984,447	(531,973)
Cash flows from financing activities:
Repayment of principal on subordinated convertible debentures	(1,250,009)	—
Proceeds from employee stock purchase plan	12,836	12,915
Repurchases of common stock	(459,803)	(474,290)
Proceeds from borrowings, net of issuance costs	—	543,185
Net cash (used in) provided by financing activities	(1,696,976)	81,810
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(985)	1,118
Net (decrease) increase in cash, cash equivalents, and restricted cash	(234,247)	54,523
Cash, cash equivalents, and restricted cash at beginning of period	475,139	241,581
Cash, cash equivalents, and restricted cash at end of period	$240,892	$296,104
Supplemental cash flow disclosures:
Cash paid for interest	$87,184	$86,622
Cash paid for income taxes, net of refunds received	$84,433	$22,717

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2018		2017
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$194,997	$137,680	$181,059	$114,899
Adjustments:
Stock-based compensation	15,130	15,130	14,105	14,105
Non-cash interest expense		—		3,779
Contingent interest payable on subordinated convertible debentures		—		(1,879)
Tax adjustment		(1,933)		(6,741)
Non-GAAP	$210,127	$150,877	$195,164	$124,163

Revenues	$305,777		$292,428
Non-GAAP operating margin	68.7%		66.7%
Diluted shares		122,261		124,074
Diluted EPS, non-GAAP		$1.23		$1.00

	Nine Months Ended September 30,
	2018		2017
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$573,426	$400,294	$531,290	$354,411
Adjustments:
Stock-based compensation	41,406	41,406	40,043	40,043
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		—		893
Non-cash interest expense		5,719		10,827
Contingent interest payable on subordinated convertible debentures		—		(9,445)
Loss on debt extinguishment		6,554		—
Tax adjustment		(25,524)		(23,872)
Non-GAAP	$614,832	$428,449	$571,333	$372,857

Revenues	$907,517		$869,594
Non-GAAP operating margin	67.7%		65.7%
Diluted shares		123,079		124,162
Diluted EPS, non-GAAP		$3.48		$3.00

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the periods shown below:

	Three Months Ended September 30,		Four Quarters Ended September 30,
	2018	2017	2018
Net Income	$137,680	$114,899	$503,131
Interest expense	22,631	37,756	132,678
Income tax expense	40,621	34,645	134,530
Depreciation and amortization	12,256	12,493	48,663
Stock-based compensation	15,130	14,105	54,270
Unrealized loss (gain) on hedging agreements	276	10	(27)
Loss on sale of business	—	186	—
Loss on debt extinguishment	—	—	6,554
Non-GAAP Adjusted EBITDA	$228,594	$214,094	$879,799

VERISIGN, INC.
STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of revenues	$1,755	$1,774	$5,183	$5,311
Sales and marketing	1,451	1,369	4,393	4,255
Research and development	1,623	1,575	5,032	4,553
General and administrative	10,301	9,387	26,798	25,924
Total stock-based compensation expense	$15,130	$14,105	$41,406	$40,043